Morgan Stanley Global Strategist Fund
Item 77O- Transactions effected pursuant to Rule 10f-3

Securities Purchased:	Thermo Fisher Scientific Inc. 4.500% due 3/1/2021
Purchase/Trade Date:	2/14/2011
Offering Price of Shares: $99.353
Total Amount of Offering: $1,000,000,000
Amount Purchased by Fund: $75,000
Percentage of Offering Purchased by Fund: 0.008
Percentage of Fund's Total Assets: 0.04
Brokers: Barclays Capital, JP Morgan, BofA Merrill Lynch, Deutsche Bank Securities, RBS, Banca IMI, BNP Paribas, Credit Agricole CIB, HSBC, ING, KeyBanc Capital Markets, Mitsubishi UFJ Securities, Mizuho Securities USA Inc., Morgan Stanley, Scotia Capital, SMBC Nikko
Purchased from: Barclays Bank

Securities Purchased:	McKesson Corp. 4.750% due 3/1/2021
Purchase/Trade Date:	2/23/2011
Offering Price of Shares: $99.693
Total Amount of Offering: $600,000,000
Amount Purchased by Fund: $90,000
Percentage of Offering Purchased by Fund: 0.015
Percentage of Fund's Total Assets:  0.05
Brokers: BofA Merrill Lynch, JPMorgan, Mitsubishi UFJ Securities, Rabo Securities USA, Inc., Scotia Capital, Wells Fargo Securities, Fifth Third Securities, Inc., PNC Capital Markets LLC
Purchased from: JPMorgan

Securities Purchased:	Quest Diagnostics Inc. 3.200% due 4/1/2016
Purchase/Trade Date:	3/21/2011
Offering Price of Shares: $99.907
Total Amount of Offering: $300,000,000
Amount Purchased by Fund: $60,000
Percentage of Offering Purchased by Fund: 0.020
Percentage of Fund's Total Assets: 0.16
Brokers: Morgan Stanley, Goldman, Sachs & Co., RBS, JP Morgan, Wells Fargo Securities, Credit Agricole CIB, BofA Merrill Lynch, Mitsubishi UFJ Securities
Purchased from: Royal Bank of Scotland

Securities Purchased:	Quest Diagnostics Inc. 4.70% due 4/1/2021
Purchase/Trade Date:	3/21/2011
Offering Price of Shares: $99.833
Total Amount of Offering: $550,000,000
Amount Purchased by Fund: $285,000
Percentage of Offering Purchased by Fund: 0.052
Percentage of Fund's Total Assets: 0.16
Brokers: Morgan Stanley, Goldman, Sachs & Co., RBS, JP Morgan, Wells Fargo Securities, Credit Agricole CIB, BofA Merrill Lynch, Mitsubishi UFJ Securities
Purchased from: Royal Bank of Scotland

Securities Purchased:	Verizon Communications Inc. 4.600% due 4/1/2021
Purchase/Trade Date:	3/23/2011
Offering Price of Shares: $99.145
Total Amount of Offering: $1,500,000,000
Amount Purchased by Fund: $75,000
Percentage of Offering Purchased by Fund:  0.005
Percentage of Fund's Total Assets:  0.04
Brokers: Citi, JPMorgan, Morgan Stanley, Wells Fargo Securities, Goldman, Sachs & Co., Barclays Capital, BofA Merrill Lynch, RBS, Mitsubishi UFJ Securities, UBS Investment Bank, Deutsche Bank Securities, Mizuho Securities, RBC Capital Markets, Santander, Banca IMI, BNY Mellon Capital Markets, LLC, US Bancorp
Purchased from: JPMorgan

Securities Purchased:	Wesfarmers Ltd. 2.983% due 5/18/2016
Purchase/Trade Date:	5/9/2011
Offering Price of Shares: $100.000
Total Amount of Offering: $650,000,000
Amount Purchased by Fund: $195,000
Percentage of Offering Purchased by Fund: 0.030
Percentage of Fund's Total Assets: 0.11
Brokers: Barclays Capital, Goldman, Sachs & Co., JP Morgan, BofA Merrill Lynch, Mitsubishi UFJ Securities, Mizuho Securities, SMBC Nikko
Purchased from: Barclays Capital

Securities Purchased:	Chrysler Group LLC 8.000% due 6/15/2019
Purchase/Trade Date:	5/19/2011
Offering Price of Shares: $100.000
Total Amount of Offering: $1,500,000,000
Amount Purchased by Fund:  $200,000
Percentage of Offering Purchased by Fund: 0.013
Percentage of Fund's Total Assets: 0.11
Brokers: Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman Sachs & Co., Citigroup Global Markets, Inc., Morgan Stanley & Co.
Incorporated, Banca IMI S.p.A., Barclays Capital Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., RBS Securities Inc., UBS Securities LLC
Purchased from: Banc of America

Securities Purchased:	Barrick North America Finance 4.400% due 5/30/2021
Purchase/Trade Date:	5/24/2011
Offering Price of Shares: $99.936
Total Amount of Offering: $1,350,000,000
Amount Purchased by Fund: $255,000
Percentage of Offering Purchased by Fund: 0.019
Percentage of Fund's Total Assets: 0.14
Brokers: Morgan Stanley, RBC Capital Markets, Citi, JP Morgan, CIBC, HSBC, Scotia Capital, Barclays Capital, BMO Capital Markets, BNP Paribas, Mitsubishi UFJ Securities, Societe Generale, TD Securities, UBS Investment Bank
Purchased from: Royal Bank of Canada

Securities Purchased:	ABB Treasury Center USA Inc. 2.500% due 6/15/2016
Purchase/Trade Date:	6/14/0211
Offering Price of Shares: $99.368
Total Amount of Offering: $600,000,000
Amount Purchased by Fund: $175,000
Percentage of Offering Purchased by Fund: 0.029
Percentage of Fund's Total Assets: 0.09
Brokers: BofA Merrill Lynch, Deutsche Bank Securities, JP Morgan, Barclays Capital, BNP Paribas, Goldman, Sachs & Co., RBS, Morgan Stanley
Purchased from: Deutsche Bank Securities